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                                                                     EXHIBIT 8.1

                      [Mayer, Brown, Rowe & Maw Letterhead]

                                 April 30, 2003

Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102

Re:   Devon Energy Corporation
      Registration Statement on Form S-3


Ladies and Gentlemen:

      In connection with the registration statement on Form S-3 (the "Registration Statement") filed by Devon Energy Corporation, a Delaware corporation ("Devon"), relating to the proposed issuance of shares of Devon Common Stock, par value $0.10 per share ("Devon Common Stock"), if, and to the extent that, holders of shares of Series B Convertible Preferred Stock, par value $1.00 per share, of Ocean Energy, Inc. ("Ocean Preferred Stock") convert such shares of Ocean Preferred Stock into shares of Devon Common Stock (the "Conversion"), you have requested our opinion regarding the description of material tax consequences related to the Conversion as described in the Registration Statement.

      In formulating our opinion, we have examined the Registration Statement, including the prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on the accuracy of the statements and facts concerning the Conversion set forth in the Registration Statement, and currently applicable provisions of the U.S. federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

      Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the caption "Certain Tax Consequences" in the Registration Statement as our opinion of the material tax consequences related to the Conversion, to the extent that such statements constitute legal conclusions.

      We know that we are referred to in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

                                            Sincerely,

                                            /s/ MAYER, BROWN, ROWE & MAW
                                            -----------------------------------
                                            Mayer, Brown, Rowe & Maw